                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported)
                                August 30, 1998



                        THE GENLYTE GROUP INCORPORATED
            (Exact name of registrant as specified in its charter)



                                   Delaware
                (State or other jurisdiction of incorporation)



                  0-16960                                  22-2584333
         (Commission File Number)              (IRS Employer Identification No.)

     2345 Vauxhall Road, P.O. Box 3148
             Union, New Jersey                                07083-1948
 (Address of principal executive offices)                     (Zip Code)


               Registrant's telephone number, including area code
                                  908/964-7000

ITEM 2.  Acquisition or Disposition of Assets.

     On August 30, 1998, The Genlyte Group Incorporated ("Genlyte" or "Registrant") and Thomas Industries Inc. ("Thomas") completed the combination of the business of the Registrant with the lighting business of Thomas ("Thomas Lighting" or "Thomas Industries Inc. Lighting Group") through a joint venture, in the form of a limited liability company, named Genlyte Thomas Group LLC (f/k/a GT Lighting, LLC) (the "Company"). The Company manufactures, sells, markets and distributes consumer, commercial, industrial and outdoor lighting fixtures and controls. Pursuant to (i) the Master Transaction Agreement dated April 28, 1998 by and between the Registrant and Thomas, (ii) the Limited Liability Company Agreement of the Company dated April 28, 1998 by and among the Registrant, Thomas and the Company, and (iii) the Capitalization Agreement dated April 28, 1998 by and among the Company and the Registrant, the Registrant contributed substantially all of its assets to the Company. In addition, pursuant to the Capitalization Agreement dated April 28, 1998 by and between the Company and Thomas and certain of its affiliates, Thomas contributed to the Company substantially all of its assets comprising Thomas Lighting.

     In exchange for the assets contributed by the Registrant to the Company, the Registrant received a 68% interest in the Company and the Company assumed substantially all of Registrant's liabilities. In exchange for the assets contributed by Thomas to the Company, Thomas and certain of its affiliates received a 32% interest in the Company, and the Company assumed certain related liabilities. The interests in the Company issued to each of the Registrant and Thomas were based on arms-length negotiations between the parties with the assistance of their financial advisors. The formation of the Company and the contribution to the Company of the assets of the Registrant and Thomas Lighting in exchange for the Registrant's and Thomas' respective interests in the Company and the assumption by the Company of the foregoing liabilities pursuant to the agreements described above (the "Transaction Documents") is referred to herein as the "Transaction."

     Prior to the Transaction there were no material relationships between Thomas and the Registrant or its affiliates, directors or officers or any associate of any director or officer of the Registrant.

     The Registrant and Thomas continue to exist as separate publicly traded companies and their certificates of incorporation and by-laws remain unchanged. The Registrant's assets principally consist of its 68% interest in the Company. Thomas' assets principally consist of its compressor and vacuum pump business and its 32% interest in the Company.

     The Company is a leading manufacturer of lighting fixtures and controls for the commercial, industrial and residential markets. The Company is headquartered in Louisville, Kentucky, and employs more than 5,000 people.

     The foregoing description of the Transaction is qualified in its entirety by reference to the Transaction Documents which were previously filed on July 24, 1998.

ITEM 7. Financial Statements and Exhibits.

    (a)   Financial Statements of Business Acquired.

          Financial statements required by this item are not included in this report but shall be filed by amendment no later than 60 days after the date on which this report is required to be filed.

    (b)   Pro Forma Financial Information.

          Pro forma financial information required by this item is not included in this report but shall be filed by amendment no later than 60 days after the date on which this report is required to be filed.

    (c)   See Exhibit Index.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 THE GENLYTE GROUP INCORPORATED
                                          (Registrant)

                                     By:  /s/ Larry K. Powers
                                          -------------------
                                          Larry K. Powers, President and
                                          Chief Executive Officer

Dated:  September 11, 1998

                                 EXHIBIT INDEX

 Exhibit No.   Description of Document
-------------  -----------------------
    2.1        Master Transaction Agreement dated April 28, 1998 by and between the Registrant and Thomas Industries Inc. ("Thomas"). (1)
    2.2        Limited Liability Company Agreement of GT Lighting, LLC dated April 28, 1998 by and among the Registrant, Thomas and Genlyte Thomas Group LLC (f/k/a GT Lighting,
               LLC) (the "Company"). (1)
    2.3        Capitalization Agreement dated April 28, 1998 by and between the Company and
               Thomas and certain of its affiliates. (1)
    2.4        Capitalization Agreement dated April 28, 1998 by and among the Company and the
               Registrant. (1)
   99.1        Press release, dated August 27, 1998, regarding shareholder approval.
   99.2        Press release, dated August 31, 1998, regarding closing of the lighting joint venture transaction.


-------------------------------------------------------------------------------
(1) Incorporated herein by reference to the Current Report on Form 8-K for the Registrant dated July 24, 1998.